Exhibit 99.1

NEWS RELEASE

WILLIAMS Industrial Services Group Inc ♦ 100 Crescent Centre Parkway, Suite 1240 ♦ Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Industrial Services Group
Closes on $15 million Asset-Based Revolving Credit Facility

ATLANTA, GA, October 11, 2018 – Williams Industrial Services Group Inc. (“Williams” or “the Company”) (OTC: WLMS), a general and specialty construction services company, announced today that it has entered into a new, three-year, $15 million secured asset-based revolving credit facility (the “facility”) at LIBOR plus 6%, with a minimum LIBOR rate of 1%.  The facility provides borrowing availability against 85% of eligible accounts receivable and 80% of eligible costs and estimated earnings in excess of billings, after certain customary exclusions and reserves, and allows for up to $6 million of non-cash collateralized letters of credit.

Timothy M. Howsman, Chief Financial Officer of Williams, commented, “Today marks the culmination of the four-part restructuring initiative that was a key component of the Company’s overall 2018 plan.  The first step was the exit from our remaining former Products business, which we completed in July.  Since then, our team of dedicated employees, advisors, and lending partners have completed two additional steps with the execution of this facility and the refinancing of our term loan.  And finally, we formally closed our Dallas office at the end of September, after measurably reducing and consolidating our corporate functions into our Tucker (Atlanta), Georgia office.  With the financial flexibility provided by this facility and our significantly reduced corporate cost structure, we are now able to more fully focus on both short- and long-term growth initiatives.”

The current eligible borrowing base supports $13.4 million of available borrowings under the facility.  The origination fee for the facility was $225,000.  The facility also provides for pre-payment fees, which will be payable only in the event the facility is terminated prior to the maturity date.  The pre-payment fees, if any, will be 2.0% of the facility commitment in the first year, 1.5% in the second year, and 1.0% in the first nine months of the third year.

About Williams Industrial Services Group
Williams Industrial Services Group (formerly known as Global Power Equipment Group) has been safely helping plant owners and operators enhance asset value for more than 50 years.  The Company provides a broad range of general and specialty construction, maintenance and modification, and plant management support services to the nuclear, hydro and fossil power generation, pulp and paper, refining, petrochemical and other process and manufacturing industries.  Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information can be found at www.wisgrp.com.

Forward-looking Statement Disclaimer
This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the new facility, outcome of the Company’s restructuring and ability to implement short-term and long-term growth initiatives, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its

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Williams Industrial Services Group Closes on New $15 million Asset-Based Revolving Credit Facility

October 11, 2018

credit facilities and its ability to timely file its periodic reports with the U.S. Securities and Exchange Commission (the “SEC”), implement strategic initiatives, business plans, and liquidity plans, and maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Annual Report on Form 10-K for its 2017 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, Williams undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned to not to rely upon them unduly.

Investor Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

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